      As filed with the Securities and Exchange Commission on February 22, 2000

                                                      Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                           ______________________

                                DIGITAL INSIGHT
            (Exact name of Registrant as specified in its charter)
                            ______________________

   Delaware           nFront, Inc., Stock Incentive Plan        77-0493142
                   nFront, Inc., Director Stock Option Plan
  (State of                                                  (I.R.S. Employer
 incorporation)                                           Identification Number)

                               26025 Mureau Road
                             Calabasas, CA  91302
(Address, including zip code, of Registrant's principal executive offices)
                           ______________________

                                Kevin McDonnell
                             Senior Vice President,
                                Chief Financial
                             Officer and Secretary
                                DIGITAL INSIGHT
                                  CORPORATION
                               26025 Mureau Road
                              Calabasas, CA 91302
                                (818) 871-0000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                           ______________________

                                  Copies to:
                              STEVEN E. BOCHNER,
                                     ESQ.
                                Wilson Sonsini
                               Goodrich & Rosati
                                 Professional
                                  Corporation
                              650 Page Mill Road
                                  Palo Alto,
                               California 94304
                                (650) 493-9300
                            ______________________

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                            Proposed             Proposed
                                                      Amount to be      Maximum Offering     Maximum Aggregate       Amount of
      Title of Securities to be Registered            Registered(1)     Price Per Share        Offering Price     Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
 Common Stock of the Company to be issued upon
 exercise of options granted under the............

 nFront, Inc., Stock Incentive Plan...............   598,289 shares          $   1.16(2)           $694,015            $183.22

 nFront, Inc., Director Stock Option Plan.........     2,316 shares          $   1.16(2)           $  2,686            $  0.71

    Total.........................................    600,605  shares                              $696,701            $183.93
===================================================================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into two subtotals.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $1.16 per share for outstanding options to purchase a total of 600,605 shares of Common Stock.

                          DIGITAL INSIGHT CORPORATION

                      REGISTRATION STATEMENT ON FORM S-8

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

               Digital Insight Corporation (the "Company" or "Registrant") hereby incorporates by reference in this Registration Statement the contents of the Company's earlier Registration Statement on Form S-8 (File #333-90053). In addition, there are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed by the Registrant with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Prospectus dated September 30, 1999 as filed by the Registrant pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

     (b) The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on September 27, 1999 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     (c) The Registrant's Form 10-Q for the period ended September 30, 1999 as filed on November 12, 1999 pursuant to Section 13 of the Exchange Act.

     (d) The Registrant's Registration Statement on Form S-4 as filed January 10, 2000 pursuant to the Securities Act.

     (e) The Registrant's Current Report on Form 8-K, filed with the Commission on November 24, 1999.


All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Inapplicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Inapplicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Section 145 of the Delaware General Corporation law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Company's Bylaws provide for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware General Corporation Law, and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Inapplicable.

ITEM 8.   EXHIBITS

Exhibit
Number    Document
------    --------

 4.1      nFront, Inc., Stock Incentive Plan

 4.2      nFront, Inc., Director Stock Option Plan

 5.1      Opinion of Wilson, Sonsini, Goodrich & Rosati, a Professional
          Corporation.

 23.1     Consent of Independent Auditors.

 23.2     Consent of Counsel (contained in Exhibit 5.1).

 24.1     Power of Attorney (see page II-5).

ITEM 9    UNDERTAKINGS

          A.   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General

Corporation Law, the Certificate of Incorporation of the Company, the Bylaws of the Company, indemnification agreements entered into between the Company and its officers and directors or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Digital Insight Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on this 22nd day of February, 2000.

                                    DIGITAL INSIGHT CORPORATION

                                             /s/ Kevin McDonnell
                                    By: ________________________________________
                                        Kevin McDonnell, Senior Vice President,
                                        Chief Financial Officer and Secretary

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, John Dorman and Kevin McDonnell, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                           Title                              Date
-------------------------------------------------    --------------------------------------   -------------------------
/s/ John Dorman                                      President, Chief Executive Officer and   February 22, 2000
_________________________________________________
John Dorman                                          Chairman of the Board

/s/ Kevin McDonnell                                  Senior Vice President, Chief Financial   February 22, 2000
_________________________________________________
Kevin McDonnell                                      Officer and Secretary

/s/ Paul Fiore
_________________________________________________    Director                                 February 22, 2000
Paul Fiore

/s/ John Jarve                                       Director                                 February 22, 2000
_________________________________________________
John Jarve

/s/ James McGuire
_________________________________________________    Director                                 February 22, 2000
James McGuire

/s/ Robert North
_________________________________________________    Director                                 February 22, 2000
Robert North


                               INDEX TO EXHIBITS

   Exhibit
   Number                               Exhibit
-------------  -----------------------------------------------------------------

     4.1       nFront, Inc., Stock Incentive Plan

     4.2       nFront, Inc., Director Stock Option Plan

     5.1       Opinion of Wilson, Sonsini, Goodrich & Rosati, a Professional
               Corporation

    23.1       Consent of Independent Auditors

    23.2       Consent of Counsel (included in Exhibit 5.1)

    24.1       Power of Attorney (see page II-4)